Exhibit 99.1

Citi’s 2022 Basic Materials Conference NOVEMBER 30, 2022 Paul A. Lang CEO and President

2 Forward - Looking Information Forward - Looking Statements : This presentation contains “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended – that is, statements related to future, not past, events .. In this context, forward - looking statements often address our expected future business and financial performance, and future plans, and often contain words such as “should,” “could,” “appears,” “estimates,” “projects,” “targets,” “expects,” “plans,” “predicts,” “believes,” “will” or variations of such words or similar words .. Actual results or outcomes may vary significantly, and adversely, from those anticipated due to many factors, including : impacts of the COVID - 19 pandemic ; changes in coal prices, which may be caused by numerous factors beyond our control, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity ; volatile economic and market conditions ; operating risks beyond our control, including risks related to mining conditions, mining, processing and plant equipment failures or maintenance problems ; weather and natural disasters ; the unavailability of raw materials, equipment or other critical supplies, mining accidents, and other inherent risks of coal mining that are beyond our control ; loss of availability, reliability and cost - effectiveness of transportation facilities and fluctuations in transportation costs ; inflationary pressures and availability and price of mining and other industrial supplies ; the effects of foreign and domestic trade policies, actions or disputes on the level of trade among the countries and regions in which we operate, the competitiveness of our exports, or our ability to export ; competition, both within our industry and with producers of competing energy sources, including the effects from any current or future legislation or regulations designed to support, promote or mandate renewable energy sources ; alternative steel production technologies that may reduce demand for our coal ; the loss of key personnel or the failure to attract additional qualified personnel and the availability of skilled employees and other workforce factors ; our ability to secure new coal supply arrangements or to renew existing coal supply arrangements ; the loss of, or significant reduction in, purchases by our largest customers ; disruptions in the supply of coal from third parties ; risks related to our international growth ; our relationships with, and other conditions affecting our customers and our ability to collect payments from our customers ; the availability and cost of surety bonds, including potential collateral requirements ; additional demands for credit support by third parties and decisions by banks, surety bond providers, or other counterparties to reduce or eliminate their exposure to the coal industry ; inaccuracies in our estimates of our coal reserves ; defects in title or the loss of a leasehold interest ; losses as a result of certain marketing and asset optimization strategies ; cyber - attacks or other security breaches that disrupt our operations, or that result in the unauthorized release of proprietary, confidential or personally identifiable information ; our ability to acquire or develop coal reserves in an economically feasible manner ; our ability to comply with the restrictions imposed by our term loan debt facility and other financing arrangements ; our ability to service our outstanding indebtedness and raise funds necessary to repurchase our convertible notes for cash following a fundamental change or to pay any cash amounts due upon conversion ; existing and future legislation and regulations affecting both our coal mining operations and our customers’ coal usage ; governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases ; increased pressure from political and regulatory authorities, along with environmental and climate change activist groups, and lending and investment policies adopted by financial institutions and insurance companies to address concerns about the environmental impacts of coal combustion ; increased attention to environmental, social or governance matters ; our ability to obtain and renew various permits necessary for our mining operations ; risks related to regulatory agencies ordering certain of our mines to be temporarily or permanently closed under certain circumstances ; risks related to extensive environmental regulations that impose significant costs on our mining operations, and could result in litigation or material liabilities ; the accuracy of our estimates of reclamation and other mine closure obligations ; the existence of hazardous substances or other environmental contamination on property owned or used by us ; risks related to tax legislation and our ability to use net operating losses and certain tax credits ; and our ability to pay base or variable dividends in accordance with our announced capital return program .. All forward - looking statements in this presentation, as well as all other written and oral forward - looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this section and elsewhere in this presentation .. These factors are not necessarily all of the important factors that could cause actual results or outcomes to vary significantly, and adversely, from those anticipated at the time such statements were first made .. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results and outcomes to be materially, and adversely, different than those expressed in our forward - looking statements .. For these reasons, readers should not place undue reliance on any such forward - looking statements .. These forward - looking statements speak only as of the date on which such statements were made, and we do not undertake, and expressly disclaim, any duty to update our forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by the federal securities laws .. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission .. This presentation includes certain non - GAAP financial measures, including, Free Cash Flow, Adjusted EBITDA, Discretionary Cash Flow and Net Cash .. These non - GAAP financial measures are not measures of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing our financial results .. Therefore, these measures should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully - diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles .. You should be aware that our presentation of these measures may not be comparable to similarly - titled measures used by other companies .. A reconciliation of these financial measures to the most comparable measures presented in accordance with generally accepted accounting principles has been included at the end of this presentation ..

3 Arch Resources In Brief Arch is a premier U.S. producer of high - quality metallurgical coals and a leading global supplier of premium High - Vol A coking c oal • We operate large, modern coking coal mines that operate at the low end of the U.S. cost curve • Approximately 80 percent of our product slate is High - Vol A coal, which typically earns a premium in the marketplace • We have exceptional, long - lived reserves that provide significant and valuable optionality for long - term growth Arch’s strong coking coal position is supplemented by a top - tier thermal franchise • We operate highly competitive thermal mines in the Powder River Basin and Colorado • Our thermal mines have modest capital needs and generate significant levels of free cash in a wide range of market conditions Arch is a recognized leader in critical areas of ESG - related performance and compliance, including safety and environmental stew ardship Arch has cultivated strong, longstanding relationships and excellent brand awareness with many of the world’s leading steelma ker s Arch has one of the industry’s strongest balance sheets and recently relaunched a robust, multi - faceted capital return program

4 Arch at a Glance WEST ELK LEER LEER SOUTH BECKLEY MOUNTAIN LAUREL METALLURGICAL BLACK THUNDER COAL CREEK THERMAL MINES BY SEGMENT Segment Adjusted EBITDA 2010 Metallurgical Thermal Arch is a premier U.S. producer of high - quality metallurgical coal – a position that is supplemented by a highly competitive legacy thermal segment that generates robust amounts of free cash flow Arch is in the midst of a strategic pivot towards steel and metallurgical markets 2023P 25% 75% HEADQUARTERS DTA (Equity Investment in Port) 30% 70% 20% 80% 2026P

Arch’s Premier Metallurgical Franchise 5 ARCH RESOURCES

Global Penetration



Arch plans to ship more than 85 percent of its 2022 coking coal output into the 330-million-metric-ton-per-year global seaborne metallurgical marketplace

- Arch has strong, longstanding relationships with many of the world's largest steelmakers
- Arch has rail and terminal agreements – as well as a 35-percent-interest in the DTA facility in Newport News, Virginia – to facilitate export moves
- Arch also has rail and terminal agreements in place to facilitate the movement of a small but at times highly profitable percentage of its thermal output into international markets

ARCH'S PROJECTED 2022 METALLURGICAL SHIPMENTS BY REGION


Europe
40% - 45%
Asia
40% - 45%
North America
~10%
Brazil
~5%

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7 Arch is a low - cost coking coal producer with the world’s largest and most valuable High - Vol A coking coal franchise ARCH’S COKING COAL OUTPUT BY TECHNOLOGY (percentage of expected 2023 sales) Continuous Miner Longwall Roughly 80% of Arch’s coking coal output comes from low - cost longwall operations, versus an average of ~30% for the U.S. industry as a whole 0 2 4 6 8 10 12 14 Peer 1 Arch Peer 2 Peer 3 Peer 4 FY 2023 Target Arch ~30% ARCH’S SHARE OF GLOBAL HIGH - VOL A MARKET (estimate based on projected 2023 sales) Arch supplies roughly 30% of the world’s High - Vol A coking coal, which has tremendous value - in - use as a blending agent with lesser - quality coals Source: Public Information, MSHA, Internal; peer group = Alpha, Blackhawk, Coronado, Warrior (listed here alphabetically) ESTIMATED U.S. COKING COAL OUTPUT BY PRODUCER, 2021 (in millions of tons)

Arch has built a highly competitive metallurgical franchise with a full slate of high-quality coking coal products

	Leer	Leer South	Beckley	Mountain Laurel
Mine life	~ 20 Years	~ 20 Years	~ 20 Years	~ 20 Years
Mining technique	Longwall	Longwall	Continuous Miner	Continuous Miner
Seam	Lower Kittanning	Lower Kittanning	Pocahontas 3	Alma / No. 2 Gas
Annual met output	~ 4 million tons	~ 4 million tons	~ 1 million tons	~ 1 million tons
Product quality	High-Vol A	High-Vol A	Low-Vol	High-Vol B
Projected cash cost	Lowest Quartile	Lowest Quartile	50th Percentile	50th Percentile
Export facilities	Baltimore / DTA	Baltimore / DTA	DTA	DTA

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Arch’s Competitive Thermal Franchise 9 THERMAL

10 Arch’s thermal franchise generates significant levels of cash, and is expected to continue to do so in 2022 and beyond EBITDA CAPEX $1,195 $123 ARCH CAPITAL SPENDING (percentage by segment, since Q4 2016) Thermal 12% Arch will continue to direct the vast majority of its capital budget to its core metallurgical segment in future periods 10x Thermal segment Adjusted EBITDA has exceeded capital spending by nearly ten - fold since Q4 2016, and that factor could increase further in coming quarters given Arch’s locked - in book of advantageously priced thermal business Metallurgical 88% THERMAL SEGMENT ADJUSTED EBITDA VERSUS CAPEX SINCE Q4 2016 (in millions of dollars) EBITDA CAPEX

11 Arch has built a substantial and profitable book of future contract business for its legacy thermal segment Arch has already committed in excess of 120 million tons of Powder River Basin volumes for delivery in 2023 through 2026 • Arch has priced ~ 90 percent of its 2023 volumes based on projected 2022 production levels, at prices well above historical levels Arch has sold forward nearly all of the projected 2023 and 2024 domestic sales volumes for the West Elk mine in Colorado, at pri ces that will provide a very solid and profitable baseload of business • West Elk has rail and terminal agreements in place that should facilitate nearly 2 million tons of exports in 2023 • West Elk has already locked in pricing for 300,000 tons of export business to a European generator at a highly attractive pri ce While Arch will continue to explore the potential monetization of its thermal assets, the company’s success in contracting su bst antial volumes at highly attractive prices – along with the pre - funding of its final mine closure obligations – has greatly enhanced th eir value in the marketplace

Arch’s Deep Commitment to ESG Principles 12 GLOBAL

13 Arch’s metallurgical products are essential to the production of new steel, which in turn is essential to the construction of a new economy Iron ore and metallurgical coal are essential companions in the production of new steel That new steel is critical to the construction of a new economy • Such steel is required for sustainable urban design, infrastructure replacement, and key decarbonization tools such as mass t ran sit systems, wind turbines and electric vehicles Metallurgical coal will be needed for the production of new steel through at least mid - century, according to most forecasts

Our value creation strategy and ESG commitment are well-aligned

We are in the midst of a fundamental strategic shift towards global steel and metallurgical markets and away from domestic power and thermal markets

- In the past decade, we have transformed Arch into a premier producer of high-value metallurgical coal for steel producers

We are the sole U.S. coking coal producer to join ResponsibleSteel™, which is the first global, multi-disciplinary, ESG-driven, steel industry certification initiative

- We believe it's essential to align ourselves with our steel customers and to support their long-term decarbonization efforts
- Our goal is to become a supplier of choice to the world's largest and most successful steel producers
- We are already moving ahead quickly to position Arch as an ESG-focused and ResponsibleSteel-certified supplier

Arch continues to harvest significant value from its highly competitive legacy thermal platform while systematically reducing its operating footprint and pre-funding its final mine closure obligations

With this transition, our Scope 1 and Scope 2 CO_2e emissions have declined by an estimated 56 percent since 2013; our Scope 3 emissions have declined markedly in accordance with our reduced thermal sales volumes; and we are aggressively pursuing further reductions

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15 Arch is a demonstrated leader in both safety and environmental stewardship Zero SMCRA violations in 2021, and only one in each of the previous four years, versus a five - year average of 16 apiece by our 10 largest competitors, according to publicly available data Lost Time Incident Rate (five - year average, per 200,000 employee - hours) 2.28 0.94 Industry Arch 100% compliance rate for water discharges in 2021, versus 134,000 parameters measured, improving upon our 2020 compliance rate of 99.999%, which constituted 1 minor exceedance over 168,000 measurements taken

Strong Financial Position and Capital Allocation Priorities 16 FINANCE

17 Fortifying the balance sheet Arch successfully restored its balance sheet to pre - pandemic strength within months of completing the build - out of the transformational Leer South growth project In paying down nearly its entire term loan since December 2021 – along with 84 percent of its convertible debt securities – Arch has returned to a net cash positive position and largely eliminated refinancing risk Arch has also largely defeased its Powder River Basin asset retirement obligation via the creation of an industry - first thermal mine reclamation fund • Arch has built the balance in this new fund to $130 million – equivalent to the estimated asset retirement obligation of the Black Thunder mine, which represents the vast majority of Arch’s estimated long - term mine closure obligation At September 30, 2022, Arch had a net positive cash position of $323.4 million* Cash and Liquidity Target Total Debt at 9/30/22 Convertible Debt ($25) $300 - $350 Equipment Leases / Other ($47) Tax Exempt Bonds ($98) Total Debt = $178 mm Term Loan ($7) CASH AND LIQUIDITY TARGET VERSUS TOTAL DEBT (at 9/30/22, in millions) * At Sept. 30, 2022, Arch had cash and short - term investments of $501.0 million and total debt of $177.6 million

18 In Phase 1 of its capital return program, Arch returned $921 million of capital to shareholders in less than three years CHANGE IN SHARES OUTSTANDING (in millions) $ 302 $ 282 $245 $ 24 $ 31 $30 $8 2017 2018 2019 2020 $326 $312 $275 Buybacks Dividends million shares outstanding at 3/31/20 15.1 10.1 million shares repurchased after May 2017 Arch bought back 40% of its shares outstanding over a period of less than three years million returned to shareholders (at 3/31/20) before suspending capital return program in April 2020 $921 CAPITAL RETURNED TO SHAREHOLDERS (in millions)

19 Since the beginning of 2022, Arch has laid the foundation for – and successfully launched – Phase 2 of its capital return program THERMAL MINE RECLAMATION FUND (funding status, as a percent of target) 100% Arch has built the balance in its industry - first thermal mine reclamation fund to $130 million, or 100% of target, since establishing this valuable asset in Q4 2021 Arch has already deployed $678 million in the capital return program (at 9/30/22) – inclusive of the recently announced December dividend – since launching Phase 2 earlier this year $678 TOTAL DEBT* (in millions) $605 $178 Year-End 2021 9/30/2022 million * Represents the principal amount outstanding

20 In Phase 2, Arch is employing a capital allocation model it views as balanced, durable and well - aligned with stockholder interests and preferences • Arch plans to return 100% of its discretionary cash flow to shareholders via the indicated channels • Arch has repurchased approximately 84 percent of the principal amount of its convertible debt securities, and plans to address the remainder opportunistically • The board recently indicated that it views share buybacks as an effective means of returning capital and views Arch’s stock as an attractive investment option • Arch had $442.5 million of remaining authorization (at 9/30/22) under its existing $500.0 million share repurchase program Discretionary Cash Flow 1 Variable Rate Dividend 1 Cash flow from operating activities after contributions to the thermal mine reclamation fund and less capital expenditures 2 “Potentially dilutive securities” includes remaining convertible debt securities and warrants Fixed Rate Dividend Potentially Dilutive Securities 2 Share Buybacks Special Dividends Capital Preservation 50% 50%

Steel and Metallurgical Coal Markets 21 ARCH RESOURCES

22 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Steel Hot Metal Global steel demand is expected to continue to climb, and should be supported by growth in India and Southeast Asia in the coming decade Global steel demand is projected to grow steadily over the next five years, even with a projected dip in 2022 • We expect global hot metal production to continue to climb as well, supported by significant, new integrated steelmaking capacity additions in India and Southeast Asia • While electric arc furnaces are projected to continue to gain incremental share in North America – and to begin to do the same in Europe in the second half of the decade – the new steel capacity coming online in Southeast Asia is largely integrated (BF/BOF) • As a result, we project that integrated steel production market share losses in the Atlantic basin will be offset by gains in the Pacific GLOBAL STEEL AND HOT METAL PRODUCTION (in millions of metric tons) Source: World Steel Association, Internal

23 INDIAN COKING COAL IMPORTS (actual and projected, in millions of metric tons) Source: McCloskey, India Customs Data, Public Information and Company Filings 37 38 44 50 48 53 60 62 57 72 73 79 83 86 90 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 7 9 9 21 22 22 7 18 16 40 29 37 RINL AMNS JSPL TATA SAIL JSW PLANNED INDIAN BF/BOF CAPACITY ADDITIONS (in millions of metric tons) Indian coking coal imports appear poised to continue their upward momentum, supported by steel capacity additions 2020A 2030P

24 China Chinese seaborne coking coal imports have increased significantly YTD in 2022 • Chinese seaborne coking coal imports are up nearly 20 percent through September 2022 versus the same period last year • While Chinese imports of Russian coking coal are up markedly, shifting trade patterns are creating opportunities elsewhere in the market • While the Chinese government has sought to limit steel production growth in recent years, it is also expected to increase infrastructure spending and seek to buoy property markets in an effort to boost economic growth • Arch expects China to remain a significant player in the seaborne metallurgical market even after the steel intensity of its economy begins to decline, due to a lack of high - quality indigenous material, rising production costs, and logistical advantages associated with an increasingly coastal steel mill fleet CHINESE SEABORNE COKING COAL IMPORTS (in millions of metric tons) Source: China Trade Data, Internal 35 60 48 35 36 44 38 41 49 41 25 29 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2021 2022 (at 9/30)

25 Chinese domestic metallurgical coal prices remain elevated compared to historical levels China’s domestic metallurgical prices have averaged just under $300 per metric ton over the past four years, and are still well above the historical average despite the recent correction • We view these high prices as indicative of the increasing scarcity of high - quality indigenous coking coals and a production cost curve that is shifting up and to the right • In addition, China’s intensifying focus on building new, modern mega - mills near the coast – and operating those mills at high capacity factors – should support the continued importation of high - quality seaborne material CHINESE DOMESTIC METALLURGICAL COAL PRICES (USD per metric ton) $0 $100 $200 $300 $400 $500 $600 $700 May-18 Aug-18 Nov-18 Feb-19 May-19 Aug-19 Nov-19 Feb-20 May-20 Aug-20 Nov-20 Feb-21 May-21 Aug-21 Nov-21 Feb-22 May-22 Aug-22 Nov-22 Source: Platts, Internal Note: Chinese domestic prices are quoted in CNY/metric ton and were converted to USD/metric ton 2018 - 2022 average: $294/metric ton

26 22 29 34 40 45 51 2016 2017 2018 2019 2020 2021 22 29 34 40 45 51 2016 2017 2018 2019 2020 2021 Basic Oxygen Furnace (BOF) share Capacity Additions in Mt LEGEND SOUTHEAST ASIA 80% BOF 60 Cambodia 100% BOF 4 Myanmar 100% BOF 4 22 29 34 40 45 51 2016 2017 2018 2019 2020 2021 SOUTHEAST ASIA CRUDE STEEL PRODUCTION (in millions of metric tons) Near and intermediate term steel production growth in Southeast Asia is projected to be largely integrated Wood Mackenzie projects that Southeast Asia’s steel production will grow by more than 70 percent by 2030 – from 51 million tons to 87 million tons Source: WSA, Wood Mackenzie, Internal Note: Southeast Asia is defined here as Indonesia, Malaysia, Philippines, Singapore, Thailand and Vietnam PLANNED STEEL CAPACITY EXPANSIONS, BY TECHNOLOGY 0% BOF Thailand 2 Philippines 66% BOF 12 Indonesia 80% BOF 17 Malaysia 90% BOF 14 Source: SEAISI, OCED, Wood Mackenzie 100% BOF 7 Vietnam

27 Australia Australian export volumes have eroded in recent years • Australian coking coal exports were down 11 percent in 2021 when compared to the peak year of 2016, and are trending down again in 2022 • At the current pace, 2022 will be the third straight year of declining coking coal exports • The biggest source of downward pressure, in Arch’s view, is years of underinvestment in production as well as rail and port capacity o Most of the growth capex for the large, diversified miners is being directed to “transition minerals” • Increasing regulatory and permitting pressures – along with typical depletion rates – are further constraining supply o The new royalty structure in Queensland is just the latest indication of an increasingly challenging regulatory regime AUSTRALIAN METALLURGICAL COAL EXPORTS (in millions of metric tons) 170 187 186 188 171 179 183 172 168 126 118 2013 2014 2015 2016 2017 2018 2019 2020 2021 2021 2022 Source: Australian Bureau of Statistics, Internal (at 9/30)

28 Coking coal output also remains muted in the United States and Canada, the No. 2 and No. 3 global producers of high - quaIity coking coal Source: MSHA, Customs Data, Internal U.S. COKING COAL EXPORTS (in millions of tons) 59.5 52.5 42.1 45.3 29.7 30.9 2018 2019 2020 2021 2021 2022 CANADIAN COKING COAL EXPORTS (in millions of metric tons) (at 9/30) 32.8 34.9 27.0 26.3 17.7 19.7 2018 2019 2020 2021 2021 2022 (at 9/30) U.S. coking coal exports continue to lag pre - pandemic levels, and are up only slightly versus 2021 despite an exceptional pricing environment Canadian coking coal exports are down significantly versus pre - pandemic output levels, but up modestly YTD versus 2021 Degradation and depletion of the reserve base, lack of capital availability, and intensifying regulatory pressures are acting to constrain new investment

29 Russia TOTAL RUSSIAN COAL PRODUCTION (actual and projected, in millions of metric tons) Source: Argus, Russian Ministry of Economic Development 374 387 411 442 443 402 438 421 381 2015 2016 2017 2018 2019 2020 2021 2022P 2023P Russia is a major supplier of seaborne metallurgical coals, and import bans are likely to affect both export volumes and export destinations • In 2021, Russia supplied ~15% of globally traded metallurgical coals – and roughly the same percentage of globally traded thermal coals • Russian coal production is expected to fall ~4% percent in 2022, according to the Russian Ministry of Economic Development, and by an incremental ~10 percent in 2023 • Production and export declines are largely due to continuing bans on Russian coal and logistical challenges associated with redirecting shutout volumes to still - open eastern markets such as China and India • Total Russian coal exports through the first seven months of 2022 were down 8.6%, according to the Russian Energy Ministry • Russia exported 50 million tons of thermal and coking coal to Europe in 2021, and expects to redirect half those tons to eastern markets • The government has signaled plans to impose a duty on exported coal starting on 1/1/23; increase the mineral extraction tax on Russian - produced coal; and raise the rail tariff on coal movements

30 Underinvestment in global coal supply continues, even in the wake of two significant upcycles in the past six years DEVELOPMENT CAPEX FOR SEABORNE COKING COAL MINES (US$ per metric ton and US$ billions) $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Coking Coal Capex (RHS) Coking Coal Benchmark (LHS) Source: Wood Mackenzie, Bloomberg, Internal Note: 2022 benchmark is YTD average

31 Long - Run Metallurgical Coal Pricing The average long - run coking coal price continues to shift higher in the face of limited new investment and other supply pressures • The coking coal benchmark has averaged $183 per metric ton on an inflation - adjusted basis since 2003 • Since 2010, the average price has been $199 per metric ton • Arch expects volatility to continue, but with an upward bias as mining costs increase over time due to ongoing under - investment coupled with reserve degradation and depletion ANNUAL AVERAGE HARD COKING COAL PRICE (USD per metric ton, inflation adjusted) $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD 2019 USD$ Mean Price 2010-2022 Mean Price 2003-2022 Source: Bloomberg, Public Information, BLS, Internal Note: 2022 is the average of Jan 1 – Nov 9, 2022

32 Highlights • Premier U.S. metallurgical producer with low - cost, high - quality, long - lived asset base • Large - scale, first - quartile metallurgical franchise anchored by world - class Leer and Leer South longwall mines • Leading global producer of High - Vol A products that earn a premium in the marketplace • Diverse, highly - rated steel industry customer base across the globe • Competitive thermal franchise that contributes robust, supplemental free cash flow while simultaneously pre - funding its own final reclamation requirements • Strong balance sheet with more cash than debt, no near - term debt maturities, and significant liquidity • Proven commitment to capital returns via a robust, multi - faceted capital return program • Experienced management team with proven track record on safety, environmental stewardship, operational excellence and fiscal prudence

Citi’s 2022 Basic Materials Conference NOVEMBER 30, 2022 Paul A. Lang CEO and President

Reconciliation of Non-GAAP measures

Included in this presentation, we have disclosed certain non-GAAP measures as defined by Regulation G. The following reconciles these items to net income and cash flows as reported under GAAP. Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations, amortization of sales contracts and non-operating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses Adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	YTD September 30, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Period from October 2 through December 31, 2016
(In thousands)							
Net income (loss)	$ 860,443	$ 337,573	$ (344,615)	$ 233,799	$ 312,577	$ 238,450	$ 33,449
Income tax (benefit) provision	1,424	1,874	(7)	248	(52,476)	(35,255)	1,156
Interest expense, net	13,469	23,344	10,624	6,794	13,689	24,256	10,754
Depreciation, depletion and amortization	98,948	120,327	121,552	111,621	130,670	176,449	33,401
Accretion on asset retirement obligations	13,290	21,748	19,887	20,548	27,970	30,209	7,633
Asset Impairment and restructuring	-	-	221,380	-	-	-	-
Gain on property insurance recovery related to Mountain Laurel longwall	-	-	(23,518)	-	-	-	-
Loss (Gain) on divestitures	-	24,225	(1,505)	13,312	-	(21,297)	-
Net loss resulting from early retirement of debt and debt restructuring	14,143	-	-	-	485	2,547	-
Non-service related postretirement benefit costs	2,189	4,339	3,884	2,053	3,202	1,940	(32)
Reorganization items, net	-	-	(26)	(24)	1,661	2,398	759
Costs associated with proposed joint venture with Peabody Energy	-	-	16,087	13,816	-	-	-
Preference Rights Lease Application settlement income	-	-	-	(39,000)	-	-	-
Fresh start coal inventory fair value adjustment	-	-	-	-	-	-	7,345
Adjusted EBITDA	1,003,906	533,430	23,743	363,167	437,778	419,697	94,465
EBITDA from idled or otherwise disposed operations	9,972	2,469	15,858	12,926	2,492	3,253	1,596
Selling, general and administrative expenses	79,271	92,342	82,397	95,781	100,300	87,952	23,193
Other	8,114	(9,702)	3,359	(14,488)	4,099	(6,398)	(1,511)
Reported segment Adjusted EBITDA from coal operations	$ 1,101,263	$ 618,539	$ 125,357	$ 457,386	$ 544,669	$ 504,504	$ 117,743

Segment Adjusted EBITDA	MET	Thermal	Corporate and Other	Consolidated
(In Thousands)				
YTD September 30, 2022	$ 810,615	$ 290,648	$ (97,357)	$ 1,003,906
Year Ended December 31, 2021	442,830	175,709	(85,109)	533,430
Year Ended December 31, 2020	91,322	34,035	(101,614)	23,743
Year Ended December 31, 2019	305,363	152,023	(94,219)	363,167
Year Ended December 31, 2018	349,524	195,145	(106,891)	437,778
Year Ended December 31, 2017	243,616	260,888	(84,807)	419,697
October 2 through December 31, 2016	30,819	86,924	(23,278)	94,465
Since Emergence	$ 2,274,089	$ 1,195,372	$ (593,275)	$ 2,876,186

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